Exhibit 99.1

FOR IMMEDIATE RELEASE

HENRY SCHEIN TO STRENGTHEN ITS EUROPEAN DENTAL AND TECHNOLOGY BUSINESSES THROUGH AGREEMENT TO ACQUIRE FIVE COMPANIES FROM ARSEUS

•	Transaction Includes a French Dental Practice Management Software Company and Four Distributors Serving Dentists and Dental Laboratories in France, the Netherlands and Belgium

•	Annual Sales of Acquired Companies Total Approximately $97 million (€70 million)

MELVILLE, N.Y. – January 6, 2014 – Henry Schein, Inc. (NASDAQ: HSIC), the world’s largest provider of healthcare products and services to office-based dental, animal health and medical practitioners, today announced the signing of an agreement that will further strengthen its European dental and technology businesses. Under the agreement, the Company will acquire 100 percent ownership of five businesses operating in three European countries from Arseus NV (EBR: RCUS). Together, the dental practice management software company and the dental and lab distribution companies represent annual sales of approximately $97 million (€70 million). Henry Schein did not disclose financial terms of the transaction.

The businesses are as follows:

•	Logiciel Julie is the leading dental practice management software company in France with more than 8,000 installed systems. Logiciel Julie has headquarters in Croissy-Beaubourg (Marne-la-Vallée), France, and has annual sales of approximately $7.9 million (€5.7 million).

•	Arcade Dentaire is a leading distributor of dental equipment, related consumables and IT solutions. With headquarters in Rennes, France, Arcade Dentaire has served practitioners in Western France for more than 20 years and is the exclusive distributor for a number of premier dental manufacturers in this region, including Sirona. Arcade Dentaire has annual sales of approximately $11.0 million (€8 million).

•	Arseus Dental Solutions BV is a leading distributor of dental equipment, related consumables and IT solutions to dental practices and universities in the Netherlands. Arseus Dental Solutions has headquarters in Waalwijk, the Netherlands, and has annual sales of approximately $14.1 million (€10.2 million).

•	Arseus Dental Solutions NV is a leading distributor of dental equipment, related consumables and IT solutions to dental practices and universities in Belgium. With headquarters in Waregem, Belgium, Arseus Dental Solutions has annual sales of approximately $10.9 million (€7.9 million).

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•	Arseus Lab is a leading distributor of specialist products to dental laboratories in Benelux and France. The company has headquarters in Waregem, Belgium, and features a full product and service offering including teeth, precious metals, alloys, supplies and equipment. Arseus Lab offers the latest innovations in CAD/CAM product solutions and services to dental laboratories, as well as the Ceka Preci-Line, its own private-label brand of attachments. These attachments are distributed globally. Arseus Lab has annual sales of approximately $52.7 million (€38.2 million).

“The Arseus businesses operate in attractive markets with good growth prospects, and have achieved strong market positions and excellent brand value. Each of the four distribution companies has exclusive relationships with top-tier manufacturers, Arseus Lab offers best-in-class private-label products and Julie is the leading dental software product in France. We look forward to welcoming nearly 230 new Team Schein Members including industry leaders, highly skilled sales and technical teams and top software engineers,” said Stanley M. Bergman, Chairman of the Board and Chief Executive Officer of Henry Schein.

“Arseus and Henry Schein share a commitment to superior customer service, advanced logistics, operational excellence, industry leadership and innovative, value-added solutions,” added Mr. Bergman. “Each company is an excellent business and cultural fit with Henry Schein, and we look forward to leveraging global best practices and operating efficiencies across our expanded European dental presence.”

Henry Schein expects the dental and dental laboratory distribution transactions to close within the next 90 days. The Logiciel Julie transaction has been completed.

“We are excited about the opportunity to become part of the Pan-European dental leader Henry Schein as together we look forward to advancing our businesses in Belgium, France and the Netherlands and seek opportunities in other European markets,” said Dominique Deschietere, Chief Executive Officer, Arseus Lab. “Henry Schein’s commitment to providing innovative, integrated dental solutions to its customers, along with setting the standard for service, has made it the model for all others in the European dental marketplace. We look forward to sharing best practices to help build on our combined track record of success for many years to come.”

Henry Schein is the only Pan-European value-added distributor serving dental offices and dental laboratories, with operations in 14 countries across the European Continent.

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2014 Guidance

Henry Schein expects the Arseus transaction to be dilutive to earnings per share in 2014 by approximately $0.03. The Company has revised its 2014 financial guidance as follows:

•	For 2014, the Company now expects diluted EPS attributable to Henry Schein, Inc. to be $5.29 to $5.39, which represents growth of 8% to 10% compared with the midpoint of the 2013 guidance range.

•	Guidance for 2014 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of other potential future acquisitions, if any.

About Arseus

Arseus is a multinational group of companies that supplies products, services and concepts to professionals and institutions in the healthcare sector in 30 countries worldwide. Arseus is subdivided into four divisions and operates in the markets for pharmaceutical compounding for pharmacies, dental products, medical and surgical products, and medical ICTsolutions. The Belgian company Arseus NV is located in Waregem, and is listed on NYSE Euronext Brussels and NYSE Euronext Amsterdam. The operational activities of the Arseus group are driven by the Dutch company Arseus BV. The head office of Arseus BV is located in Rotterdam.

About Henry Schein, Inc.

Henry Schein, Inc. is the world’s largest provider of health care products and services to office-based dental, animal health and medical practitioners. The Company also serves dental laboratories, government and institutional health care clinics, and other alternate care sites. A Fortune 500® Company and a member of the NASDAQ 100® Index, Henry Schein employs nearly 16,000 Team Schein Members and serves nearly 800,000 customers.

The Company offers a comprehensive selection of products and services, including value-added solutions for operating efficient practices and delivering high-quality care. Henry Schein operates through a centralized and automated distribution network, with a selection of more than 96,000 branded products and Henry Schein private-brand products in stock, as well as more than 110,000 additional products available as special-order items. The Company also offers its customers exclusive, innovative technology solutions, including practice management software and e-commerce solutions, as well as a broad range of financial services.

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Headquartered in Melville, N.Y., Henry Schein has operations or affiliates in 25 countries. The Company’s sales reached a record $8.9 billion in 2012, and have grown at a compound annual rate of 17% since Henry Schein became a public company in 1995. For more information, visit the Henry Schein Web site at www.henryschein.com.

Cautionary Note Regarding Forward-Looking Statements

In accordance with the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are identified by the use of such terms as “may,” “could,” “expect,” “intend,” “believe,” “plan,” “estimate,” “forecast,” “project,” “anticipate” or other comparable terms. A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; possible increases in the cost of shipping our products or other service issues with our third-party shippers; general global macro-economic conditions; disruptions in financial markets; possible volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our global operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; risks from rapid technological change; risks from disruption to our information systems; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.

CONTACTS:	Investors

Steven Paladino

Executive Vice President and Chief Financial Officer

steven.paladino@henryschein.com

(631) 843-5500

Carolynne Borders

Vice President, Investor Relations

carolynne.borders@henryschein.com

(631) 390-8105

Media

Susan Vassallo

Vice President, Corporate Communications

susan.vassallo@henryschein.com

(631) 843-5562

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